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                                                                    Exhibit 21.0

                     Subsidiaries of Pulaski Financial Corp.

Registrant
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Pulaski Financial Corp.

Subsidiaries (1)                            Percentage of Ownership          Jurisdiction or State of Incorporation
----------------                            -----------------------          --------------------------------------
Pulaski Bank, A Federal Savings Bank                 100%                               United States

Pulaski Service Corporation (2)                      100%                               Missouri



(1) The operations of the subsidiaries of the Registrant are included in the Registrant's Consolidated Financial Statements contained in the Annual Report to Stockholders.
(2)      Wholly-owned by Pulaski Bank, A Federal Savings Bank.